Contact:   Dennis Lakomy                              Release Date: Immediate
           Chief Financial Officer
           708) 757-2803


           CFC INTERNATIONAL, INC. REPORTS 2003 FIRST QUARTER RESULTS

     Chicago Heights, Illinois, April 24, 2003 - Worldwide holographic and specialty coated film manufacturer, CFC International, Inc. (NASDAQ: CFCI) today reported results for the first quarter of 2003. First quarter sales increased
5.8 percent to $15.7 million compared to $14.8 million in the first quarter of 2002. The increase in first quarter sales of 2003 was primarily due to European sales growth and the impact of the strength of the Euro being approximately 23 percent stronger than the U.S. dollar as compared to the same period last year.

     Net income and diluted earnings per share for the first quarter of 2003 were $246,000 or $0.06 cents per share on a fully diluted basis, compared to $422,000 or $0.10 cents per share on a fully diluted basis, in the first quarter of 2002. The decrease in net income in the first quarter 2003 was primarily due to additional depreciation of $176,000 on fixed assets that were put into service, and $191,000 gain that the company recorded on a one-time event for the sale of a building in Germany in the first quarter of 2002. The Company previously forecasted earning net income of $0.40 to $0.45 cents per share on a fully diluted basis for fiscal year 2003. Based on the Company exceeding its internal forecast for net income for the first quarter of the year, it expects earnings per share to be on the high side of this estimate. Operating income before depreciation and amortization of intangibles remained unchanged at $1.7 million in the first quarter of 2003 and 2002.

     "We generated positive results in sales and earnings despite the continued challenges of an overall weak global economy," said Roger Hruby, Chairman and Chief Executive Officer. "Our earnings for the first quarter of 2003 are ahead of our internal forecast, which demonstrates our commitment to growing sales and reducing our costs." Mr. Hruby further stated, "We are particularly pleased with the performance of our European operations. We continue to successfully integrate our global competencies throughout our organization, and are reaping the benefits of continued growth and expanding opportunities on a worldwide basis."

                                   -- more --

Recent Developments
-------------------

     The company has entered into an agreement with a major European supplier to the picture frame industry that will allow further penetration into that market in North America and Mexico.

     The company is in the process of adding two additional coating machines in Europe in order to further increase their capacity levels. One of these machines is currently on line, and the second is expected to be fully operational during the second quarter of 2003.

     The company will be exhibiting at the upcoming CardTech/SecureTech (CTST) 2003 show being held in Orlando, Florida at the Orange County Convention Center, May 12-15, 2003 in Booth #1309; and the National Plastics Exposition (NPE) 2003 in Chicago, Illinois at McCormick Place, June 23-27, 2003 in Booth #5941.

     Headquartered in Chicago Heights, Illinois, CFC International is a market leader in the design, manufacture and marketing of holography and specialty functional coatings that add value to a wide variety of industrial and consumer products. The Company operates facilities in Chicago Heights and Countryside, Illinois; London, England; and Goppingen, Germany.

     A condensed consolidated statement of operations and balance sheet are attached.

                                      # # #

     Statements made in this press release, including those relating to expectations of future sales, net income, operating costs, earnings per share and expectations of increased sales attributable to various product lines are forward looking and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, continued unfavorable economic conditions, acts of terrorism and armed conflicts may impact market growth trends in general and the demand for the company's products and services in particular, and could also impact the company's ordinary sources of supply; competition from existing and new competitors and producers of alternative products will impact the company's ability to penetrate or expand its presence in new or growing markets; uncertainties relating to the company's ability to develop and distribute new proprietary products to respond to market needs in a timely manner may impact the company's ability to exploit new or growing markets; the company's ability to continue to successfully identify and implement productivity improvements and cost reductions may impact profitability; and risks inherent in international operations, including possible economic, political or monetary instability may impact the level and profitability of the company's foreign sales. In addition to the factors set forth in this release, the economic, competitive, governmental, technological and other factors identified in the company's filings with the Securities and Exchange Commission, could affect the forward looking statements contained in this press release.

     Do not unduly rely on forward-looking statements. They give the company's expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

     You may access additional information, including our SEC filings and previous press releases by visiting CFC International's Internet homepage at www.cfcintl.com.

CFC INTERNATIONAL, INC.
Consolidated Statements of Income
------------------------------------------------------------------------
                                                    1st         1st
(In Thousands, Except Earnings Per Share and      Quarter     Quarter
Operating Income Percentage)                        2003        2002
------------------------------------------------------------------------

Net Sales                                           $15,710     $14,842
                                                 ----------- -----------
Cost of Goods Sold (excluding depreciation           10,180       9,469
  and amortization shown below)
Operating Expenses                                    3,838       3,721
Depreciation and Amortization                         1,078         903
                                                 ----------- -----------
Operating Income                                        614         749
   Operating Income %                                   3.9%        5.0%
Interest Expense                                        267         330
Other (Income)                                           (7)       (200)
                                                 ----------- -----------

Income Before Income Taxes                              354         619

Provision for Income Taxes                              108         197
                                                 ----------- -----------
Net Income                                             $246        $422
                                                 =========== ===========
Diluted Weighted Average Number
  of Shares Outstanding                               4,488       4,580
Diluted Earnings Per Share                            $0.06       $0.10

Earnings Before Interest, Taxes,
  Depreciation and Amortization (Note 1)             $1,699      $1,852

------------------------------------------------------------------------
                                                    1st         1st
(In Thousands)                                    Quarter     Quarter
                                                    2003        2002
------------------------------------------------------------------------
International Net Sales                              $8,430      $6,749

International Net Sales                                53.7%       45.5%

NOTE 1: The company believes earnings before interest, taxes, depreciation and amortization (EBIDTA) is an appropriate measurement for its business because its enterprise value is more closely aligned with this measurement and because of the continual investment the company makes in long-lived assets. EBITDA should not necessarily be considered as an alternative to net income or cash flows from operating activities which are determined in accordance with Generally Accepted Accounting Principles as an indicator of operating performance or as a measure of liquidity. The table that follows reconciles net income to EBIDTA as defined:

------------------------------------------------------------------------
                                                    1st         1st
(In Thousands)                                    Quarter     Quarter
                                                    2003        2002
------------------------------------------------------------------------
Net Income                                             $246        $422

Add Back (Subtract):
Income Taxes                                            108         197
Interest Expense                                        267         330
Depreciation and Amortization                         1,078         903
                                                 ----------- -----------
EBITDA                                               $1,699      $1,852
                                                 =========== ===========

                             CFC INTERNATIONAL, INC.
                         CONSOLIDATED BALANCE SHEETS AT
                      MARCH 31, 2003 AND DECEMBER 31, 2002

                                                       March 31     December 31
                                                         2003          2002
                                                         ----          ----

ASSETS
Cash and cash equivalents ........................    $ 5,630,725    $ 5,990,077
Accounts receivable, less allowance
  for doubtful accounts ..........................     10,335,682      8,996,995
Inventories ......................................     10,079,932     10,812,601
Other current assets .............................      1,753,185      1,313,571
                                                                     -----------
                                                      -----------    -----------
  Total current assets ...........................     27,799,524     27,113,244
                                                      -----------    -----------
                                                                     -----------
Property, plant and equipment, net ...............     25,554,838     25,214,867
Deferred income taxes ............................      2,143,584      2,143,584
Intangible assets, net ...........................      3,908,494      3,980,000
Other assets .....................................        137,044        154,861
                                                                     -----------
                                                      -----------    -----------
Total assets .....................................    $59,543,484    $58,606,556
                                                      ===========    ===========
                                                                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt ................    $ 7,336,794    $ 6,388,157
Accounts payable and accrued expenses ............      8,096,379      8,546,551
                                                                     -----------
                                                      -----------    -----------
  Total current liabilities ......................     15,433,173     14,934,708
                                                      -----------    -----------
                                                                     -----------
Deferred income taxes ............................      2,204,321      2,204,321
Long-term debt ...................................     15,071,225     15,097,682
                                                                     -----------
                                                      -----------    -----------
  Total liabilities ..............................     32,708,719     32,236,711
                                                      -----------    -----------
                                                                     -----------
Stockholders' equity .............................     26,834,765     26,369,845
                                                                     -----------
                                                      -----------    -----------
  Total liabilities and stockholders' equity .....    $59,543,484    $58,606,556
                                                      ===========    ===========